EXHIBIT 5



                        SQUIRE, SANDERS & DEMPSEY, L.L.P.
                              41 South High Street
                              Columbus, Ohio 43215


                                  May 19, 2000

Columbia Capital Corp.
1157 North 5th Street
Abilene, Texas  79601

         Re:      Registration Statement on Form S-8

Gentlemen:

         Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on May 19, 2000 with respect to 1,250,000 shares of common stock, $.001 par value ("Common Stock"), of Columbia Capital Corp. to be offered pursuant to the Columbia Capital Corp. 1998 Stock Option Plan (the "Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that the Common Stock offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Respectfully submitted,

                                            /S/ SQUIRE, SANDERS & DEMPSEY L.L.P.